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                                                                    Exhibit 4.10


                                     FORM OF
                               AMENDMENT NUMBER 1
                                TO LOAN AGREEMENT

         THIS AMENDMENT NUMBER 1 TO LOAN AGREEMENT (this "Amendment") is made as of this ___ day of _____, 2002 by and between the CITY OF WEIRTON, WEST VIRGINIA, a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia (the "Issuer"), and WEIRTON STEEL CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, pursuant to the terms of that certain Indenture of Trust dated as of November 1, 1989 (the "Original Indenture") by and between the Issuer and Pittsburgh National Bank, as Trustee (the "Original Trustee") and that certain Loan Agreement dated as of November 1, 1989 (the "Original Agreement") by and between the Company and the Issuer, the Issuer has issued its Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 in the original aggregate principal amount of $56,300,000 (the "Series 1989 Bonds");

         WHEREAS, J.P. Morgan Trust Company, National Association (the "Trustee") has, pursuant to Section __ of the Original Indenture, succeeded to the interests of the Original Trustee, and has become the successor trustee under the terms of the Original Indenture;

         WHEREAS, the Issuer has assigned its right, title, and interest in the Original Agreement (except the Issuer's rights under Sections 4(b) and (c), 6.2 and 7.4 thereof) to the Trustee, as contemplated by the Original Indenture and the Original Agreement, and the Company has consented to such assignment;

         WHEREAS, pursuant to the provisions of Section 9.6 of the Original Agreement and Section 10.02 of the Original Indenture, the Issuer and the Company desire to amend or eliminate certain provisions of the Original Agreement with the consent of the Issuer and Trustee and the approval or consent of not less than sixty-six and two-thirds percent (66-2/3%) of the holders of the Series 1989 Bonds;

         WHEREAS, the Issuer and Trustee have consented to the provisions of this Amendment and agreed to provide written evidence of such consent in accordance with the provisions of Section 9.6 of the Original Agreement and
Section 10.02 of the Original Indenture;

         WHEREAS, all acts and things necessary to amend the Original Agreement as aforesaid and to make this Amendment a valid agreement, in accordance with its terms, have been done;

         WHEREAS, the Issuer proposes to finance the refunding of all or a portion of the Series 1989 Bonds by the issuance of its Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 (the "Secured Series 2002 Bonds") pursuant to




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an Indenture of Trust (the "2002 Indenture") to be entered into by the Issuer and J.P. Morgan Trust Company, National Association, as trustee;

         WHEREAS, the Issuer proposes to refund all or a portion of the Series 1989 Bonds by exchanging them for its Secured Series 2002 Bonds (the "Bond Exchange"); and

         WHEREAS, after giving effect to the Bond Exchange, the aggregate principal amount of the loan under the Original Agreement has been reduced by an amount equal to the aggregate principal amount of the Series 1989 Bonds tendered in the Bond Exchange; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereafter contained, the parties hereby agree as follows.

         1. Recitals. Each and all of the foregoing recitations are true and correct and are incorporated herein by reference and made a part hereof.

         2. Capitalized Terms. All initially capitalized terms used in this Amendment unless otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Original Agreement.

         3. Modification of Original Agreement.

                  (a) Deletion of Certain Covenants. The following Sections of the Original Agreement are hereby eliminated and deleted in their entirety:

                           (i)   Section 5.5 Limitations on Liens.

                           (ii) Section 5.6 Limitations on Sale and Leaseback Transactions.

                  (b) Modification of Events of Default Provision. Section 7.1(a) of the Original Agreement is hereby modified and amended to read in its entirety as follows:


         Section 7.1. Events of Default Defined.

                  (a) The following shall be "Events of Default" under this Agreement and the terms "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                           (i) Failure by the Company to pay the amounts required to be paid under Sections 4.2(a) or (f) hereof at the time specified therein.

                           (ii) Failure by the Company to comply with any of its other agreements herein and such default continues for sixty (60) days after notice from the Issuer, the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds.


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                           (III) [INTENTIONALLY DELETED]

                           (iv) The Company pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case; or

                                    (B) consents to the entry of an order for relief against it in an involuntary case; or

                                    (C) consents to the appointment of a
                                    Custodian of it or for all or substantially all of its property; or

                                    (D) makes a general assignment for the
                                    benefit of its creditors; or

                           (v) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company in an involuntary case; or

                                    (B) appoints a Custodian of the Company for all or substantially all of its property; or

                                    (C) order the liquidation of the Company;
                                    and the order or decree remains unstayed and in effect for 60 days.

         4. Bond Exchange. The Issuer, Trustee and Company hereby acknowledge and agree that, if the Bond Exchange is consummated, after giving effect to the Bond Exchange, (i) the aggregate principal amount of the loan under the Original Agreement shall have been permanently reduced by an amount equal to the aggregate principal amount of the Series 1989 Bonds tendered in the Bond Exchange, and (ii) Series 1989 Bonds tendered in exchange for Secured Series 2002 Bonds (the "Tendered Bonds") shall no longer be deemed Outstanding (as defined in the Original Indenture) under the terms of the Original Indenture , and (iii) all accrued and unpaid interest on the Tendered Bonds through the date that the Bond Exchange is consummated shall be waived and extinguished.

         5. Effectiveness of Amendment to Original Agreement. This Amendment shall become effective on and as of the later of (i) the date the counterparts hereto shall have been executed by each of the parties hereto or (ii) the date the Trustee receives the approval or consent of the Holders (as defined in the Original Indenture) of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of Series 1989 Bonds at the time Outstanding, and shall become operative on and as of the date of the consummation of the Bond Exchange.

         6. Amendment. This Amendment is executed and shall be construed as an amendment to the Original Agreement, which shall continue in full force and effect except to the extent expressly modified or amended by this Amendment.


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         7. Ratification of Original Agreement. Except as expressly modified and amended herein, Company covenants and agrees that all of the terms, covenants and conditions of the Company under the Original Agreement shall remain in full force and effect. The Company hereby ratifies and confirms each of its obligations under the Original Agreement, as hereby modified.

         8. Successors and Assigns. This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of West Virginia.

         10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the Issuer has caused this Amendment to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials and the Company has caused this Amendment to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, and the Trustee has caused this Amendment to be executed in its corporate name with its corporate seal affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.

[SEAL]                                  CITY OF WEIRTON, WEST VIRGINIA


Attest:                                 By
                                           ------------------------------------
                                           Mayor

By
  -----------------------------
  City Clerk


[SEAL]                                  WEIRTON STEEL CORPORATION


Attest:                                 By
                                           ------------------------------------
                                           Name:
                                           Title:

By
  -----------------------------
  Secretary

[SEAL]                                  J.P. MORGAN TRUST COMPANY


Attest:                                 By
                                           ------------------------------------
                                           Name:
                                           Title:

By
  -----------------------------
  Secretary


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